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                                                                      EXHIBIT 21

                     SIENA HOLDINGS, INC AND SUBSIDIARIES

                              CORPORATE STRUCTURE
                                 JUNE 30, 1997

     The consolidated structure of the Company is set forth in the following table which identifies each corporate entity's subsidiaries and shows the state of incorporation in which each of SHI and its subsidiaries are incorporated. Except as otherwise specified, each entity is headquartered at 717 North Harwood in Dallas.

                                                                                                State of
Corporation                                                                                   Incorporation
-----------                                                                                   -------------
Siena Holdings, Inc (formerly Lomas Financial Corporation) (1) ..........................     Delaware
   Siena Information Systems, Inc (formerly Lomas Information Systems) ..................     Nevada
   Siena Management, Inc (formerly Lomas Management, Inc.) ..............................     Nevada
   Siena Properties, Inc (formerly Lomas Properties, Inc.) ..............................     Texas
       Louisiana National Land Corporation (5) ..........................................     Louisiana
       Siena Investment Properties, Inc (formerly Lomas Investment Properties, Inc.) ....     Nevada
       Naples Bay View, Inc (5) .........................................................     Florida
   Financial Insurance Ltd.(3) (5) ......................................................     Bermuda
   Siena Housing Management Corp (formerly Lomas Housing Management Corp.) ..............     Texas
   Roosevelt Office Center, Inc.(4) (5) .................................................     New York
   Vistamar, Inc ........................................................................     Puerto Rico
   LLG Lands, Inc .......................................................................     Arkansas

Notes to Table of Corporate Structure:
(1) Unless otherwise stated, each affiliated entity is a corporation and is 100 percent owned by the indicated parent company.
(2) 100 percent of common stock owned by LFC but only 50 percent of the voting stock Preferred stock owned by third parties including 50 percent of the voting stock.
(3) Located at Dorchester House, P O Box HM2020, Church Street, Hamilton 5, Bermuda.
(4)  Located at 67 Wall Street, Suite 2411, New York, New York 10005.
(5)  Dissolution pending.